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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

                                                          JURISDICTION OF
          NAME                                            INCORPORATION
          ----                                            -------------
          Segue Canada, Inc.                              Canada
          Segue Securities Corporation                    Massachusetts
          Segue Export, Inc.                              West Indies
          Black & White Software, Inc.                    California
          Eventus Software, Inc.                          California
          Segue Software Entwicklung GmbH                 Austria
          Segue Software Deutschland GmbH                 Germany